UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 5, 2025

NORTHVIEW ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41177	86-3437271
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

207 WEST 25TH ST., 9TH FLOOR

NEW YORK, NY 10001

(Address of principal executive offices and zip code)

(212) 494-9022

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Shares of common stock, par value $0.0001 per share	NVAC	N/A
Rights, each entitling the holder to receive one-tenth of one share of common stock	NVACR	N/A
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	NVACW	N/A

Item 8.01 Other Events.

As previously announced, NorthView Acquisition Corporation’s (the “Company”) previously entered into that certain Merger Agreement and Plan of Reorganization, dated as of November 7, 2022 (as amended by Amendment No. 1, dated September 12, 2023, Amendment No. 2, dated January 12, 2024, Amendment No. 3, dated March 4, 2024, Amendment No. 4, dated February 11, 2025, Amendment No. 5, dated April 2, 2025, and as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, NV Profusa Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of NorthView, and Profusa, Inc., a California corporation. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

Additionally, as previously announced, in connection with the transactions contemplated by the Merger Agreement (together, the “Business Combination”) the Company entered into a non-redemption agreement (the “Non-Redemption Agreement”) with I-Bankers Securities, Inc. and Dawson James Securities, Inc. (together, the “Investors”), pursuant to which such Investors agreed that to the extent that redemptions in connection with the vote to approve the Business Combination reduces the Company’s trust account balance below $1.25 million, the Investors would offer such redeeming shareholders an opportunity to rescind the redemption of their shares and would instead purchase such shares. The parties agreed that such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act or would otherwise not constitute a tender offer pursuant to the Exchange Act, including the waiver of any redemption rights on such purchased securities.

Pursuant to the Non-Redemption Agreement, the Investors purchased 100,000 shares of the Company’s common stock at a price of $12.51 from a hedge fund that owned less than 5% of the outstanding common stock of the Company. The Non-Redemption Agreement may reduce the number of NorthView common stock redeemed in connection with the Company’s Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The purpose of the Non-Redemption Agreement, and the purchases thereunder, is to increase the cash available to the Company upon the closing of the Business Combination. The Non-Redemption Agreement purchases are not expected to impact the likelihood of approval of the Merger Agreement and the Business Combination by the Company’s stockholders, however, the resulting additional cash proceeds available at the closing of the Business Combination could potentially increase the likelihood of Nasdaq approving the listing of the Company’s securities at such closing of the Business Combination. In connection with the special meeting of stockholders to approve the Business Combination, stockholders of the Company redeemed 52,784 shares of common stock.

The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed herein as Exhibit 10.1 and incorporated herein by reference.

Adjournment of Special Meeting of Stockholders

On June 9, 2025, the Company announced that the special meeting of stockholders to approve the Business Combination, which was originally scheduled for 10:00 a.m. Eastern time on June 9, 2025, was adjourned.

The Special Meeting will reconvene on June 9, 2025, at 4:30 p.m., Eastern time, via a live teleconference. Visit at https://www.cleartrustonline.com/NVAC for details to attend the meeting.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 in the Company’s Form 8-K filed on May 15, 2025)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHVIEW ACQUISITION CORP.

Dated: June 9, 2025	By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Chief Financial Officer

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